EDGARFILING.NET, INC.

                                   EXHIBIT 99(a)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Edgarfiling.net, Inc. (the Company) on Form 10-QSB of the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof, I, Otto Bethlen, Chief Executive Officer and Director of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the quarterly report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:   August 23, 2004



/s/Otto Bethlen
-------------------
Otto Bethlen
Chief Financial Officer




A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.